                                                                       Exhibit 23(b)

                        CENTENNIAL NEW YORK TAX EXEMPT TRUST

                                      BY-LAWS
                 (as amended and restated through October 24, 2000)

                                     ARTICLE I

                                    SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which terms
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as used herein shall,  together with all other terms defined in the  Declaration  of
Trust,  have the same meaning as in the  Declaration  of Trust) shall be held at the principal  office  of the Fund or at such  other  place as may from  time to time be designated by the Board of Trustees and stated in the notice of meeting.

      Section  2.  Shareholder  Meetings.  Meetings  of  the  Shareholders  for  any
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purpose or purposes may be called by the Chairman of the Board of Trustees,  if any, or by the  President  or by the  Board  of  Trustees  and  shall  be  called  by the
Secretary upon receipt of the request in writing signed by Shareholders  holding not less than one third in amount of the entire number of Shares issued and  outstanding and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the Shareholders shall be called by the Board of Trustees upon receipt of the request in writing signed by  Shareholders that have,  for at least six months  prior to making  such  requests,  held not less than ten  percent in amount of the entire  number of Shares  issued and  outstanding and entitled to vote  thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

      Section 3. Notice of Meetings of  Shareholders.  Written or printed  notice of
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every meeting of  Shareholders,  stating the time and place thereof (and the general nature of the business  proposed to be  transacted  at any special or  extraordinary meeting),  shall be given to each  Shareholder  entitled to vote at such  meeting by leaving  the same with each  Shareholder  at the  Shareholder's  residence  or usual place  of  business  or  by  mailing  it,  postage  prepaid  and  addressed  to  the
Shareholder's  address as it appears  upon the books of the Fund.  In lieu  thereof, such notice  also may be  delivered  by such other  means,  for  example  electronic delivery, to the extent consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any  Shareholder who attends in person or by proxy or to any Shareholder who, in writing  executed and filed with the records of the meeting,  either  before or after the holding thereof, waives such notice.

      Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record
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date for the determination of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any dividend payment or  allotment  of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such  dividends or rights,  as the case may be.

      Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall make
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available a list of the names and addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing  signed by not less than ten Shareholders  (who have been such for at least six months) holding Shares of the
Fund valued at $25,000 or more at current  offering price (as defined in the Trust's
Prospectus)  or holding not less than one percent in amount of the entire  number of shares of the Trust  issued  and  outstanding;  such  request  must  state that such
Shareholders  wish to communicate with other  Shareholders  with a view to obtaining signatures  to a request for a meeting  pursuant to Section 2 of Article II of these
By-Laws and be  accompanied  by a form of  communication  to the  Shareholders.  The
Board of Trustees may, in its discretion,  satisfy its obligation under this Section
5 by either  making  available  the  Shareholder  List to such  Shareholders  at the principal  offices of the Trust, or at the offices of the Trust's  transfer  agents, during regular business hours, or by mailing a copy of such  Shareholders'  proposed communication and form of request, at their expense, to all other Shareholders.

      Section 6.  Quorum,  Adjournment  of  Meetings.  The  presence in person or by
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proxy of the  holders of record of more than 50% of the  Shares of the Trust  issued and  outstanding  and  entitled to vote  thereat,  shall  constitute a quorum at all meetings of the Shareholders.  If at any meeting of the Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such  adjourned  meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum is present but sufficient  votes in favor of one or more proposals have not been  received,  any of the persons  named as proxies or  attorneys-in-fact may propose and approve one or more  adjournments  of the meeting to permit  further solicitation  of proxies with respect to any proposal.  All such  adjournments  will require the  affirmative  vote of a majority  of the shares  present in person or by
proxy  at  the  session  of  the  meeting  to  be  adjourned.   Prior  to  any  such
adjournment, any lawful business may be transacted.

      Section 7.  Voting and  Inspectors.  At all  meetings of  shareholders,  every
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shareholder of record  entitled to vote at such meeting shall be entitled to vote at such meeting  either in person of by proxy.  Proxies may be given by or on behalf of a Shareholder in writing or by electronic means,  including by telephone,  facsimile or via the Internet.

      All  elections  of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific statutory provision  superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted,  the  Chairman of the meeting  may,  and upon the request of the holders of ten  percent  (10%) of the Shares  entitled to vote at such  election shall,  appoint two  inspectors  of election  who shall first  subscribe  an oath or affirmation  to execute  faithfully  the duties of  inspectors at such election with strict impartiality and according to the best of their ability,  and shall after the election  make a certificate  of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

      The  Chairman  of the  meeting may cause a vote by ballot to be taken upon any election or matter,  and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

      Section  8.   Conduct  of   Shareholders'   Meetings.   The  meetings  of  the
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Shareholders  shall be presided  over by the Chairman of the Board of  Trustees,  if any,  or if he  shall  not be  present,  by the  President,  or if he  shall  not be present,  by a Vice-President,  or if none of the Chairman of the Board of Trustees, the President or any  Vice-President is present,  by a chairman to be elected at the meeting.  The  Secretary  of the Trust,  if present,  shall act as Secretary of such meetings,  or if he is not present,  an Assistant Secretary shall so act; if neither the  Secretary nor an Assistant  Secretary is present,  then the meeting shall elect its secretary.

      Section 9.  Concerning  Validity of Proxies,  Ballots,  Etc. At every  meeting
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of the  Shareholders,  all proxies  shall be received and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all  questions  touching  the  qualification  of voters,  the validity of the proxies,  and the  acceptance or rejection of votes,  unless  inspectors of election shall have been  appointed as provided in Section 7, in which event such  inspectors of election shall decide all such questions.

                                     ARTICLE II

                                 BOARD OF TRUSTEES

      Section 1.  Number and Tenure of Office.  The  business  and  property  of the
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Trust  shall be  conducted  and  managed by a Board of  Trustees  consisting  of the number of initial  Trustees,  which number may be increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided herein,  hold office until the meeting of  Shareholders  of the Trust  following his election called for the purpose of electing  Trustees or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease in Number of  Trustees;  Removal.  The Board
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of Trustees,  by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such  increase  in the number of  Trustees  until the next meeting  called for the purpose of electing  Trustees or until their  successors are duly  elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may  likewise  decrease  the number of Trustees to a number not less than  three but the tenure of office of any  Trustee  shall not be  affected  by any such decrease.  Vacancies  occurring other than by reason of any such increase shall be filled as provided for a  Massachusetts  Business  Trust. In the event that after the proxy material has been printed for a meeting of  Shareholders at which Trustees are to be elected and any one or more nominees  named in such proxy material dies or becomes  incapacitated,  the authorized  number of Trustees  shall be  automatically reduced by the number of such  nominees,  unless the Board of Trustees  prior to the meeting  shall  otherwise  determine.  A Trustee at any time may be  removed  either with or without cause by  resolution  duly adopted by the  affirmative  votes of the holders of two-thirds of the outstanding  Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders  at which such vote may be taken,  provided that a quorum  is  present.  Any  Trustee  at any time may be  removed  for cause by resolution  duly  adopted at any  meeting  of the Board of  Trustees  provided  that notice  thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least  two-thirds of the Trustees  whose removal is not
proposed.   As  used   herein,   "for  cause"  shall  mean  any  cause  which  under
Massachusetts law would permit the removal of a Trustee of a business trust.

      Section 3. Place of Meeting.  The Trustees may hold their  meetings,  have one
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or more  offices,  and keep the books of the  Trust  outside  Massachusetts,  at any office or offices  of the Trust or at any other  place as they may from time to time by resolution determine,  or, in the case of meetings, as they may from time to time by resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section  4.  Regular  Meetings.  Regular  meetings  of the  Board of  Trustees
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shall be held at such time and on such  notice,  if any,  as the  Trustees  may from time to time determine.

      Section 5.  Special  Meetings.  Special  meetings of the Board of Trustees may
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be held from time to time upon call of the  Chairman  of the Board of  Trustees,  if any, the President or two or more of the Trustees,  by oral,  telegraphic or written notice  duly  served  on or sent or  mailed  to each  Trustee  not less than one day before  such  meeting.  No notice need be given to any Trustee who attends in person or to any Trustee who in writing  executed and filed with the records of the meeting either  before or after the  holding  thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section  6.  Quorum.   One-third   of  the  Trustees   then  in  office  shall
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constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting of the Board  there shall be less than a quorum  present (in person or by open  telephone  line, to the extent permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a majority of those  present may adjourn the meeting  from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act of the Board,  except as may be  otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

      Section  7.   Executive   Committee.   The  Board  of  Trustees  may,  by  the
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affirmative  vote of a majority  of the entire  Board,  elect from the  Trustees  an
Executive  Committee  to consist of such  number of  Trustees  as the Board may from time to time determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the members of such  Committee and may fill vacancies in the Committee by election  from the  Trustees.  When the Board of Trustees is not in session,  the  Executive  Committee  shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the  business  and affairs of the Trust  (including  the power to authorize the seal of the Trust to be affixed to all papers  which may  require it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies  on, the Board.  The  Executive
Committee may fix its own rules of procedure,  and may meet, when and as provided by such  rules or by  resolution  of the  Board  of  Trustees,  but in  every  case the presence of a majority  shall be  necessary to  constitute a quorum.  In the absence of any  member of the  Executive  Committee,  the  members  thereof  present  at any meeting,  whether  or not they  constitute  a  quorum,  may  appoint a member of the
Board of Trustees to act in the place of such absent member.
      Section 8. Other  Committees.  The Board of Trustees,  by the affirmative vote
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of a majority of the entire Board,  may appoint other committees which shall in each case  consist of such  number of members  (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution  appointing  them.
A majority of all members of any such  committee may  determine its action,  and fix the time and place of its  meetings,  unless the Board of Trustees  shall  otherwise provide.  The Board of  Trustees  shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies,  and to  discharge  any such committee.

      Section  9.  Informal  Action  by and  Telephone  Meetings  of  Trustees  and
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Committees.  Any action  required  or  permitted  to be taken at any  meeting of the
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Board of Trustees or any  committee  thereof  may be taken  without a meeting,  if a written  consent to such  action is signed by all  members of the Board,  or of such committee,  as the case may be.  Trustees or members of a committee  of the Board of
Trustees may participate in a meeting by means of a conference  telephone or similar communications  equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

      Section 10.  Compensation  of Trustees.  Trustees shall be entitled to receive
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such  compensation  from the Trust for  their  services  as may from time to time be voted by the Board of Trustees.

      Section 11.  Dividends.  Dividends or  distributions  payable on the Shares of
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any Series of any series may, but need not be,  declared by specific  resolution  of
the  Board  as  to  each  dividend  or  distribution;   in  lieu  of  such  specific
resolutions,  the  Board  may,  by  general  resolution,  determine  the  method  of computation  thereof,  the method of determining  the  Shareholders of the Series to which  they  are  payable  and the  methods  of  determining  whether  and to  which
Shareholders they are to be paid in cash or in additional Shares.

      Section 12.  Indemnification.  Before an indemnitee  shall be  indemnified  by
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the Trust,  there shall be a reasonable  determination upon review of the facts that the  person to be  indemnified  was not  liable by reason of  disabling  conduct  as defined in the Declaration of Trust.  Such  determination may be made either by vote of a majority of a quorum of the Board who are neither  "interested  persons" of the
Trust or the  investment  adviser nor parties to the  proceeding  or by  independent legal  counsel.  The Trust may advance  attorneys'  fees and expenses  incurred in a covered  proceeding  to the  indemnitee  if the  indemnitee  undertakes to repay the advance  unless it is determined  that he is entitled to  indemnification  under the
Declaration  of  Trust.  Also  at  least  one of the  following  conditions  must be satisfied:  (1) the indemnitee  provides  security for his  undertaking,  or (2) the
Trust is  insured  against  losses  arising by reason of lawful  advances,  or (3) a majority of the  disinterested  nonparty  Trustees or independent legal counsel in a written opinion shall determine,  based upon review of all of the facts,  that there is reason to believe  that the  indemnitee  will  ultimately  be found  entitled  to indemnification.

                                    ARTICLE III

                                      OFFICERS

      Section  1.  Executive  Officers.  The  executive  officers  of the Fund shall
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include  a  Chairman  of  the  Board  of  Trustees,   a   President,   one  or  more
Vice-Presidents  (the number  thereof to be determined by the Board of Trustees),  a
Secretary  and a  Treasurer.  The Chairman of the Board and the  President  shall be selected from among the Trustees.  The Board of Trustees may also in its  discretion appoint Assistant Secretaries,  Assistant Treasurers, and other officers, agents and employees,  who shall have  authority  and  perform  such duties as the Board or the
Executive  Committee  may  determine.  The Board of  Trustees  may fill any  vacancy which may occur in any  office.  Any two  offices,  except  those of Chairman of the
Board and Secretary and  President  and  Secretary,  may be held by the same person, but no officer shall execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument  is required by law or these  By-Laws to be executed, acknowledged or verified by two or more officers.

      Section  2.  Term of  Office.  The term of  office  of all  officers  shall be
                   ----------------
until their respective  successors are chosen and qualify;  however, any officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section  3.  Powers  and  Duties.  The  officers  of the Fund  shall have such
                   --------------------
powers and duties as generally pertain to their respective  offices, as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive  Committee.  Unless  otherwise  ordered by the Board of Trustees,  the
Chairman of the Board shall be the Chief Executive Officer.

                                     ARTICLE IV

                                       SHARES

      Section 1.  Certificates  of  Shares.  Each  Shareholder  of any Series of the
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Trust may be issued a certificate or certificates for his Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe,  but only if and to the extent and on the conditions described by the Board.

      Section 2.  Transfer  of Shares.  Shares of any Series  shall be  transferable
                  --------------------
on the books of the Trust by the holder thereof in person or by his duly  authorized attorney or legal  representative,  upon surrender and cancellation of certificates, if any, for the same number of Shares of that Series,  duly endorsed or  accompanied
by  proper  instruments  of  assignment  and  transfer,   with  such  proof  of  the
authenticity of the signature as the Trust or its agent may reasonably  require;  in
the  case  of  shares  not  represented  by   certificates,   the  same  or  similar
requirements may be imposed by the Board of Trustees.

      Section 3. Share  Ledgers.  The share  ledgers  of the Trust,  containing  the
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name and  address  of the  Shareholders  of each  Series and the number of shares of that Series,  held by them  respectively,  shall be kept at the principal offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

      Section 4.  Lost,  Stolen or  Destroyed  Certificates.  The Board of  Trustees
                  ------------------------------------------
may determine the conditions  upon which a new certificate may be issued in place of a certificate which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal representative to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify  it and such  transfer  agent  against any and all loss or claims which may arise by reason  of the  issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                     ARTICLE V

                                        SEAL

      The Board of  Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                     ARTICLE VI

                                    FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                    ARTICLE VII

                                AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered,  amended, added to or repealed by the
Shareholders  or by  majority  vote of the entire  Board of  Trustees,  but any such alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of
Trustees may be altered or repealed by the Shareholders.

Centennial/780/2001/Exhibit23(b).doc